Investor Presentation
May 2009

Safe Harbor Statement

© Copyright Sharps Compliance Corporation 2009
  These slides contain (and the accompanying oral discussion will contain)
 “forward-looking statements” within the meaning of the Private Securities
 Litigation Reform Act of 1995. The words “believe”, “estimate”, “anticipate”,
 “project” and “expect” and similar expressions are intended to identify forward-
 looking statements. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the
 Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company, conditions affecting the
 Company’s customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the effectiveness of the Company’s strategy and other factors disclosed in the Company’s periodic reports filed with the Securities and
 Exchange Commission. Consequently, such forward looking statements should be regarded as the Company’s current plans, estimates and beliefs. The
 Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Sharps Compliance Corp.
© Copyright Sharps Compliance Corporation 2009

Sharps Compliance Corp. is a fully integrated provider
of cost-effective disposal solutions for medical and
pharmaceutical waste generated outside the hospital
setting utilizing the USPS or UPS.
Our strategy is to capitalize on our leadership position
and continue to penetrate the $1 billion market
opportunity.

Sharps Compliance Corp.
© Copyright Sharps Compliance Corporation 2009
NASDAQ: SMED
• Market capitalization*                       $68.1 million
• 52-week range*                               $5.34 - $2.10
• Recent price*                                   $5.28
• Total shares outstanding                 12.9 million
• Avg. daily trading volume (3 mos.)     12,414
• Ownership:
 • Institutional (estimated)               25%
 • Insider                                    60%
• Fiscal Year-End                               June 30th

* As of 5/11/09

Target Markets
© Copyright Sharps Compliance Corporation 2009

• Federal, State and Municipal Governments
• Pharmaceutical Manufacturers
• Hospitality
• Retail Clinic
• Commercial / Industrial
• Professional
• Agriculture
Distribution network, strong telesales approach & targeted Internet marketing
Direct Sales: Regional and target market focused
• Home Infusion

Vertically Integrated
Solutions Provider
© Copyright Sharps Compliance Corporation 2009

Treatment Facility
Data to Client
Internet-based tracking system
SharpsTracer™
DrugTracer™
Products in use
Distribution Facility
Customer

Vendor-Managed Inventory Solutions
© Copyright Sharps Compliance Corporation 2009
Sharps Proprietary Medical Waste Management System
(Sharps®MWMS™)
✓ Integrates flagship Sharps Disposal By Mail System (“SDBM”) with storage, inventory management, training, data and other services
✓ Designed for rapid deployment and/or patient fulfillment
Market opportunities: Government (Federal, State & Local),
                                                                                         Pharmaceutical Manufacturers
$40 million
contract with
an agency of
the U.S.
Government
6 Patient
Support
Programs in
place with major
pharmaceutical
manufacturers

Products and Services
RxTakeAway™
Medical Professional
Sharps Disposal by
Mail System®
Sharps Secure®
Sharps Disposal by
Mail System®

RxTakeAway™
Convenient and confidential medication disposal solution
© Copyright Sharps Compliance Corporation 2009

Safe, eco-friendly way to protect your family, community and environment
Market opportunities: Individual consumers, retail
                                                                                        pharmacies, alternate care facilities
                                                                                        and community programs
Source: U.S. Health & Human Services 2008
Envelope, 10 and 20 gallon products: Includes return packaging with pre-paid postage to Sharps treatment facility
In the home
One in five teens report abusing over-
the-counter and prescription drugs.
Their source is primarily friends and
relatives’ medicine cabinets.
In the environment
Unused meds are often dumped into the
garbage or flushed into the waste
stream. According to the EPA, trace
amounts of pharmaceuticals were found
in 80% of the rivers, lakes and streams
they tested and are linked to mutations
in fish, amphibians and water fowl.

Government Regulation
© Copyright Sharps Compliance Corporation 2009
Sharps Disposal Legislation for Self-Injectors
Source: Coalition for Safe Community Needle Disposal
MAP KEY
States with legislation
banning trash disposal of
self-injector’s sharps
States interested in
introducing legislation
 States with guidance,
but do not regulate
self-injectors

Financial Highlights

Solid Business Model
© Copyright Sharps Compliance Corporation 2009

Rapid Revenue Growth
Fiscal Year Revenue
(in millions)
6 Year CAGR = 13.8%
© Copyright Sharps Compliance Corporation 2009

(Q3 - TTM)
Revenue more than doubles
in FY 2009 3rd quarter
$8.6
$9.0
$10.6
$12.0
$12.8
$16.4
2004
2005
2006
2007
2008
2009

Stable Gross Margins
Fiscal Year
Gross Margin
Gross margin was 59.2%
in Q3 FY 2009
Company expects gross
margins to exceed 50%
going forward
(Q3 - TTM)
© Copyright Sharps Compliance Corporation 2009

40.7%
38.9%
42.5%
41.9%
39.8%
46.4%
2004
2005
2006
2007
2008
2009

Operating Leverage
Fiscal Year
Operating Margin
* Excludes $138,000 Q3 FY
2007 special charge
(Q3 - TTM)
© Copyright Sharps Compliance Corporation 2009
Operating margin was 33.2%
in Q3 FY 2009
Beginning to recognize the
operating leverage inherent
in business

-0.8%
-1.9%
3.6%
7.2%
0.0%
11.5%
2004
2005
2006
2007*
2008
2009

Bottom-line Profitability
Fiscal Year
Net Income
(in thousands)
© Copyright Sharps Compliance Corporation 2009
Earnings Per Share
($0.01)	($0.02)	$0.02	$0.075	$0.01	$0.09
*Excludes $138 thousand Q3 FY
2007 special charge
**Excludes $1.8 million, or $0.13
per diluted share, income tax
benefit recorded in Q2 FY 2009

(Q3 - TTM)
-$118
$382
$920
$81
$1,258
-$193
2004
2005
2006
2007*
2008
2009**

(As of and for the period ending March 31, 2009)
Strong Balance Sheet
© Copyright Sharps Compliance Corporation 2009
No debt
as of
3/31/09
Working
Capital
$3.6M
Shareholder
Equity
Growth
Q3 07 vs. Q3 09
333%
Line of
Credit
Term sheet with
Bank to increase
to $4.5 million
$2.5M

Strategy and Outlook

Investment Potential
© Copyright Sharps Compliance Corporation 2009
Leader in all markets outside of hospital
Recognized
name brand
Value-added products and services
Consistent high-quality performance
Powerful operating leverage
Developing strong, nationwide customer base
Vertically
Integrated

Investor Presentation
May 2009

Definitions
© Copyright Sharps Compliance Corporation 2009